SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.



                        NETWORK ACCESS SERVICES AGREEMENT

This agreement is by and between SiriCOMM, Inc, a Delaware Corporation, hereinafter referred to as "SiriCOMM" or "Subcontractor", and ACS State and Local Services, Inc., an affiliate of Affiliated Computer Services, Inc., a Delaware Corporation, hereinafter "ACS". This agreement is made on this 19th day of April 2006.

WHEREAS ACS desires to obtain from SiriCOMM network access for the benefit of its HELP Inc. Contract for automated vehicle identification and weigh station bypass; and

WHEREAS SiriCOMM is willing and able to provide such access; NOW THEREFORE, the parties hereto covenant and agree as follows:

1. DEFINITIONS.

     1.1. Availability means that the SiriCOMM network will be available for ACS use 99.99% of the time.
     1.2. Successful transmission wi11 be defined as the transmission and receipt of data for every SiriCOMM Service authorized at that site through that Router/Hub Port.
     1.2. Successful transmission shall mean the movement of data from site computer to the Tarrytown host.
     1.3. Best Efforts shall mean a standard of performance that requires more than a duty to attempt to act with diligence to fulfill an obligation, but does not require a party to disregard its own interests.
     1.4. A component is a piece of hardware or a piece of software used by SiriCOMM to provide SiriCOMM Service under this agreement. Components include remote server, satellite modem, 1.2 meter satellite antenna, electronics, and mounting assembly; wireless access points and bridges; uninterrupted power supply; and, various cabling as required interconnecting components.
     1.5. SiriCOMM Service shall mean all Services and the Network supplied under this Agreement, including any individual Service.
     1.6. The Network is the combination of all the Components utilized under this agreement with which SiriCOMM provides Internet access and private data or equivalent to private data network service.
     1.7. A Router/Hub Port is a telecommunication path from the nearest originating to the furthest ACS terminating Component containing logical data streams.
     1.8. Service means any features or functionality ordered by ACS from SiriCOMM under this agreement, including but not limited to network management services, billing services, installation services, and maintenance services.
     1.9. The term Installation shall mean the carrying out and completion of all work, including procurement of components, site surveys, scheduling, physical and logical connection of all components to the Network to ensure that the Router/Hub port is fully integrated into the SiriCOMM Services, testing, correction of any problems which cause the Router/Hub Port not to meet

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


          specifications, required to meet specifications in connection with a site at which SiriCOMM Service is to be provided under this agreement.

2. GENERAL. During the term of this Agreement ACS shall use SiriCOMM as its exclusive satellite-based network provider. Any data transmission or other requirements of SiriCOMM to fulfill its obligation under this agreement shall not in any way limit or otherwise interfere with the products and services provided to ACS by SiriCOMM. The parties further agree that as changes occur in the market conditions, the regulatory environment, and business conditions warrant that they may collaborate to develop new products, services, or improvements on existing offerings.
3. Any services offered beyond the services outlined in the section `service description' at a PrePass site must have written approval from ACS and the State if required.

4. Service Description.

The service includes:

        - Satellite access and equipment
        - Support for up 300 sites/computers
        - Data storage space of the remote site server
        - Data storage space on vendor site server
        - Encryption key management - minimum triple - DES/128-bit
        - Guaranteed File Delivery using Multicasting
        - File Delivery Reporting
        - Always on Connectivity
        - Remote servicing

The network provider shall provide a secure, managed IP connection that is carried across the network of a single vendor from the remote site to the vendor's satellite hub. ACS shall have a private network providing communication with guaranteed file delivery.

The following subsections provide additional information on key elements and features of the proposed SiriCOMM solution.

Guaranteed Bandwidth - SiriCOMM will guarantee available bandwidth and prioritize ACS data files over InTouch user's requests as required for timely delivery of data files as described in the section Guaranteed File Delivery.

Guaranteed File Delivery - The satellite network shall deliver data to each site via multicasting. The satellite vendor shall deliver data to the ACS datacenter via the vendor's multicast satellite system. The system must ensure that all sites will receive authorized packages. SiriCOMM will provide confirmation of the package delivery to ACS. SiriCOMM will guarantee all packages will be delivered as long as there are no failures on the PC or host side.

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


The satellite transmission will be based upon the traffic data listed below. The upload speed must support retrieving data from all sites within an hour. The outbound traffic must support data delivery to each site within 3 hours.

                                         Table 1 - Bandwidth and Traffic Data Table

-------------------------------------------------------------------------------------------------------------------------
       File          Direction         MIN         AVG          MAX         Frequency     Window          Notes
       Type
-------------------------------------------------------------------------------------------------------------------------
        TAG          OUTBOUND           4MB        6MB          8MB          Weekly       Night         Multicast
                                                                                          (3hrs)         By State
-------------------------------------------------------------------------------------------------------------------------
       DIFFs         OUTBOUND         300KB       600KB       900KB           Daily        AM            Multicast
                                                                                          (2hrs)          By State
-------------------------------------------------------------------------------------------------------------------------
        BEs          INBOUND           10KB       200KB       300KB           HR          10 Min          Unicast
-------------------------------------------------------------------------------------------------------------------------

File Delivery Reporting

The vendor application shall provide a report that i includes the sending of delivery confirmations. The confirmations shall be tabulated and kept on the server for record purposes.

Shortened Delivery time of Files:

The vendor shall use multicast feature, and providing broadband capacity to guarantee the delivery of TAG and DIF files to each site in a collective window of 3 hours. The vendor shall FTP files from all the remote sites files within 1 hour.

"Always - On" Connectivity

The VSAT network shall allow each remote site to be consistently connected to the ACS Tarrytown Data Center. The data accumulated for the TRANS files, must be able to be sent immediately as individual transactions as required, unless SiriCOMM is conducting maintenance and/or other services to the network that require the network to be rendered unusable for a temporary period of time.

Remote Servicing

The vendors shall provide persistent connectivity to all remote sites, ACS shall be able to monitor remote PCs via the monitoring system SiriCOMM provides or similar application software, or allow browser-based applications. Furthermore, the VSAT platform must allow ACS to monitor and control its remote PCs via SNMP and trigger SNMP traps if required.

Network Monitoring and reporting

The vendor shall provide real-time monitoring of network and file transfer performance. Real-time monitoring can be web access to a monitoring tool or hourly reports of network performance.

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


The vendor shall monitor the network 24x7x365 and provide instance feedback to ACS stakeholders. Interrupts and outages must be reported to ACS using an escalation process agreed upon by each party with 30 minutes of any incident.

5. ACS CONNECTION TO THE NETWORK. ACS shall provide, at its own expense, the telecommunications circuit for its connection to the public Internet to deliver packets from AC S's Ethernet switch to the SiriCOMM Network.

6. ORDERS FOR SERVICE. Orders for SiriCOMM Service will be controlled by the terms of this agreement. Orders for any Installation, Add, Move, Change or Disconnect under this Agreement shall be provided to SiriCOMM solely by ACS. Such orders shall include authorization allowing SiriCOMM to work with any designated state facility where ACS deems appropriate. SiriCOMM shall not accept orders for any Installation, Add, Move, Change or Disconnect or any other Service under this agreement from any state facility directly.

7. INSTALLATION:

7.1 A certified installation technician must professionally install the SiriCOMM equipment.

7.2 SiriCOMM will provide documentation for each site that contains hardware describing what is to be installed at each location. The hardware will include a 1.2-meter satellite antenna ("dish"), mounting hardware, satellite-modem ("RCST"), SiriCOMM's remote server ("RS") that connects to the ACS local site hub or directly to the PC, cables, and accessories. The dish will be able to withstand the wind load ratings of the individual State requirements. The RS will contain the necessary software to complete the connection between the SiriCOMM router, hub and the ACS hub, and/or PC and wireless access point(s).

7.3. SiriCOMM is responsible for all cost and scheduling associated with the installation by a third party. ACS and SiriCOMM will review the total installation cost for each site. ACS will review cost overruns with the vendor prior to installation. ACS wi11 pay all cost over and above the contractors"normal' cost not to exceed 10% of the `normal' installation cost. Normal cost is defined as all labor and material costs associated with the following:

        a) Installing (1) dish on a roof or ground level platform
        b) Installation of (1) RS site computer
        c) Cabling from the satellite dish to the RS computer
        d) Installing of the necessary power to support the dish and satellite system (where needed)
        e) Configuration and setup of RS computer
        f) Aiming and pointing of satellite dish
        g) Grounding of satellite dish and RS computer
        h) Wireless access point(s)
        i) Shipping and handling of all equipment

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


        j) Travel, meals, communication charges

SiriCOMM may bill ACS no more that $200 per site if site installation is outside normal site cost as stated above.


7.4 SiriCOMM is responsible for all inside wiring repair necessary to install the service.

7.5 The installation is warranted for 12 months from the date of installation. Should the dish used to send and receive service go out of alignment, SiriCOMM is responsible for all costs and scheduling associated with the service call.

7.6 Any changes to, including "re-pointing" or "aiming", the dish and parts connect to the dish must be done by a certified SiriCOMM installer or technician.

7.7 SiriCOMM is responsible for the installation, configuration, and ongoing maintenance of the RCST and RS at each site. Certified SiriCOMM technicians must perform any configuration changes or software upgrades.

7.8 SiriCOMM will comply with all state requirement of installation. If dish size is an issue, the state may require the use of a smaller version. If a smaller dish is used, ACS understands and agrees that SiriCOMM cannot guarantee service quality as described in section Guaranteed File Delivery. Any advertising or other external uses of the dish must be approved by the state and ACS.

8. INSTALLATION SCHEDULE.

     8.1. The parties will agree on a schedule ending 12 months from the Effective Date that includes the milestones in Attachment _ and all Installation for state facilities and which is subject to change by mutual agreement of the parties. Subject to Force Majeure events and situations beyond the reasonable control of SiriCOMM, SiriCOMM agrees to meet the Installation Schedule of 12 months. ACS will provide all support required to uphold the Installation Schedule.
     8.2. Installation shall be performed during the hours directed by ACS, unless an alternative is mutually agreed upon by the parties.
     8.3. State construction or procurement may cause delays in installation that are no fault of ACS or SiriCOMM.

9. INSTALLATION PROCEDURE.

     9.1. All work associated with an Installation must be performed in a good and competent manner, in accordance with manufacturer and industry standards and specifications. All separable components used in the provision of SiriCOMM Service shall have been purchased new for SiriCOMM Service under this agreement.

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


     9.2. After completion of work associated with an Installation, SiriCOMM shall insure that the exterior of components and the surrounding areas are clean and that all discarded parts, supplies and other waste is removed from the premises.
     9.3. In the event it is foreseen that an Installation cannot be met or an Installation is not completed by the Installation date, SiriCOMM shall use Best Efforts to resolve the problem.
     9.4. During Installation, SiriCOMM will perform a test procedure to verify that the SiriCOMM Service through the Router/Hub Port at the site meets Test and Acceptance criteria. The Test and Acceptance criteria are to be determined and mutually agreed upon by both parties and included as Attachment to this agreement. The testing methodology may change from time to time to accommodate an improvement or efficiency in applicable technology.
     9.5. SiriCOMM Notice of Requirements. If necessary and/or required, SiriCOMM shall conduct an on-site survey on the state premise and shall coordinate with ACS in order to conduct the survey.
     9.6. SiriCOMM shall obtain approval from ACS and the State agency to modify any existing building structure.

10. OWNERSHIP OF INTELLECTUAL PROPERTY.

     10.1. Except as otherwise expressly provided by this Agreement, nothing herein shall be deemed to grant or transfer to a party or any third party any right in, or license under, any patents, copyrights, trade secrets rights, trademarks, service marks or other intellectual property rights own by, or licensed by a third party to, the other party.
     10.2. If during the term of this Agreement ACS requests that SiriCOMM provide custom development in connection with the SiriCOMM Service, then if SiriCOMM agrees to undertake such development the parties shall endeavor to negotiate in good faith prior to commencement of the work appropriate applicable terms and conditions including without limitations the specifications and schedule for the deliverables, the ownership of any resulting intellectual property rights, and the consideration to be provided for the work. If agreed upon by the parties, such terms and conditions shall be incorporated into this Agreement by way of written amendment unless otherwise determined by the parties.

11. MAINTENANCE.

     11.1. Maintenance shall mean services conforming to the requirements of this Section. All maintenance and repair work must be performed in a good and workmanlike manner, in accordance with manufacturer and industry standards and specifications in order to keep SiriCOMM Service operating with specification. SiriCOMM may charge ACS At Cost for mutually agreed upon replacement or repair caused by an ACS employee only to the extent replacement or repair costs are attributed to: (1) damage or loss due to negligence, misuse or abuse;
           (2) failure to provide the same operating environment as at Installation; (3) unauthorized alterations; (4) attachments of equipment to Separable

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


           Components in violation of SiriCOMM specifications; (5) movement of Separable Components not authorized by SiriCOMM.
     11.2. State agreement provides for damages by State employee or third party vendor for physical damages or results of tampering
     11.3. ACS shall provide SiriCOMM reasonable access to any PrePass premises to permit SiriCOMM to respond to a service call or to perform preventative maintenance during the hours permitted by ACS. ACS shall assist, at the request of SiriCOMM, in attempting to arrange reasonable access to a state facility premises to permit SiriCOMM to respond to a service call or to perform preventative maintenance.
     11.4. Except for the uses and accesses contemplated by this Agreement, at no time will ACS personnel, agents, subcontractors or any other entity under ACS's control, intentionally make an unauthorized use, unauthorized access, or interfere with, download, disassemble or otherwise perform unauthorized manipulation of any SiriCOMM components (including, but not limited to, RS, RCST, satellite antenna, wireless access points and bridges) used to provide the SiriCOMM Service except with the express authorization and under the direction of SiriCOMM. Except for cables at a PrePass premise, at no time will SiriCOMM personnel, agents, subcontractors, or any other entity under SiriCOMM's control, intentionally use, access, interfere with, download, disassemble, or otherwise manipulate, any ACS hardware or software except with the express authorization of ACS. ACS shall not reverse engineer or decompile any SiriCOMM provided software. ACS agrees to provide a notice to the state facilities informing the State that they shall not violate the terms of this provision. SiriCOMM shall have the right, upon providing ACS reasonable advance notice, to correct, deinstall, or restore any SiriCOMM Component, which ACS has disassembled, manipulated or otherwise modified with SiriCOMM's prior express authorization or direction. ACS shall reimburse SiriCOMM for the cost of any such correction, deinstallation or restoration.

     11.5. SiriCOMM may charge ACS At Cost for mutually agreed upon agreement replacement or repair

12. SERVICE and SUPPORT: SiriCOMM will respond to all service and maintenance calls based on the following schedule.

          o On-site field service response within 24 (business) hours
          o Two-hour expert phone support response time
          o Calibration services o Preventative maintenance visits
          o Variable parts replenishment service
          o 24/7 1-800 - SiriCOMM Phone support through a Customer Care Center
          o Preventive Maintenance
          o Emergency Visits
          o Emergency visit parts
          o On-site spares as required

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


13. PROGRESS MEETINGS AND REPORTS. Until completion of Installation of the sites in Attachment A, ACS and SiriCOMM representatives shall meet once a week in person or by conference call

     13.1 SiriCOMM will provide a monthly reports on the failure for transmission of data between sites. Additional reports may be necessary and/or required and mutually agreed upon throughout the term of this contract.

14. LIMITATIONS ON USE. SiriCOMM reserves the right to limit the use of network access if in violation of agreement with minimum notification of (5) business days. ACS and SiriCOMM are explicitly prohibited from activities that: (1) Violate any applicable local, provincial, national or international law or regulation; (2) May damage the reputation and goodwill of ACS or SiriCOMM; (3) Exploit or interfere with in any way any ACS or SiriCOMM customer data or information.

15. QUALITY OF SERVICE. SiriCOMM shall provide to ACS network access services that meet reasonable commercial standards, including, without limitations, with respect to accessibility, latency, packet loss, and throughput. SiriCOMM shall keep and maintain its Network in good condition and repair. The Network shall be properly maintained, serviced and upgraded by SiriCOMM, as the Parties shall mutually determine is necessary in order to provide access to ACS. Quality of service must meet the standards outlined in section 4 - Service description.

16. SiriCOMM NETWORK OUTAGES. SiriCOMM shall provide to ACS prompt notification of any SiriCOMM Network outages that affect ACS, and shall repair outage with 4 hours of notification. When possible, at least three days advance notice of planned outages shall be given to ACS. No planned outages shall extend for more then 8 hours.

17. PRICE AND PRICING TERMS. ACS will pay SiriCOMM a monthly fee of $100.00 U.S. each month for each weigh station receiving data transmission for bypass and credentialing services rendered under Section 4 of this Agreement. Data transmitted beyond the maximum pooled amount will be billed on a pro rata basis. As ACS's bandwidth requirements increase for credentialing services, the parties shall negotiate in good faith based on the following table:

              Bandwidth        Cost
              100k             Not to exceed .10 per Kilobyte per month
              150k             Not to exceed .08 per Kilobyte per month
              200k             Not to exceed .05 per Kilobyte per month

18. SiriCOMM shall invoice ACS monthly in arrears for all charges under this Agreement. All uncontested invoices will be payable within thirty (30) days of receipt of invoice.. In the event ACS shall fail to pay SiriCOMM any uncontested amount due under this Agreement for a period of sixty (60) days, SiriCOMM, may discontinue providing services to ACS upon seven (7) days prior written notice.

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


19. LIQUIDATED DAMAGES. If delivery of ACS data to and from each site has not performed within the agreed upon time and delivery time (see section 4 - Table 1), ACS shall be entitled to liquidated damages of 1% of the agreement total price for each 5 day period of delay.

     The decision to pursue liquidated damages will be at the discretion of ACS. ACS may pursue liquidated damages by withholding a portion of service cost when making payments for delivery or submitting a specific payment demand to the contractor. If ACS submits this demand, payment shall be made within 30 days of the day the demand was submitted.

20. VALUE ADDED SERVICES. ACS and SiriCOMM may enter additional agreements, to be included as addendum to this agreement, to provide services to the state or motor carriers. No services may be added without the written consent of both parties.

21. INSOLVENCY. ACS retains the right of first refusal to acquire the equipment, and network service contracts in the event SiriCOMM becomes insolvent. Assumption will occur after good faith negotiations between ACS and SiriCOMM on the cost for such assets.

22. TAXES. Sales taxes will be applied to ACS's monthly invoice (if applicable) in accordance with federal, state and local law. 23. TERM. The initial term of this agreement shall run for a period of thirty six (36) months, commencing with the Effective Date. At the conclusion of the 36-month period, the Agreement shall then automatically renew for successive 12-month terms until a party gives Notice of termination to the other not later than the beginning date of the next 12-month term.

24. WARRANTIES EXCLUDED. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SiriCOMM MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE.

25. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY ACTUAL, DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, REGARDLESS OF THE FORESEEABILITY THEREOF, ARISING OUT OF THE PROVISION OF

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


     ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT MATTERS, OR ANY OTHER THEORY.NO ACTION OR PROCEEDING AGAINST EITHER PARTY MAY BE COMMENCED DURING OR AFTER THE SERVICES ARE RENDERED.

26. FORCE MAJEURE. SiriCOMM shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its control, including, without limitations, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of SiriCOMM, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of Force Majeure, and SiriCOMM shall act with diligence to correct such Force Majeure. SiriCOMM service network must be available within 24 hours after ACS has been notified the site is operational.

27. BENEFITS AND ASSIGNMENT. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set fort in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

28. NOTICES. Notices under this agreement shall be sent by both electronic facsimile and registered postal mail to one of the following addresses:

        If to ACS:                                If to SiriCOMM:

        ACS State and Local Solutions, Inc.       SiriCOMM, Inc
        101 North First Avenue, Suite 2200        4710 E. 32nd Street
        Phoenix, AZ 85003                         Joplin, Missouri 64804
        Fax: (602) 716-0322                       Fax: (417) 782-0475

29. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the state of Missouri. This Agreement constitutes the entire agreement between the parties, and there are no understandings or agreements relative hereto other than those that are expressed herein. No change, waiver, or discharge hereof shall be valid unless in writing and executed by the party against whom such change, waiver, or discharge is sought to be enforced.

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


30.  INDEMNIFICATION AND INSURANCE

30.1 Indemnification

     SUBCONTRACTOR shall indemnify, defend, and save harmless ACS and CUSTOMER, their respective agents, officers, and employees from and against any and all claims, suits, actions, including workers' compensation suits, and costs of any kind, including all defense costs, all attorney's fees, arising as a result of death, personal injury, or damage to real or personal property (including ACS'S property) caused, in whole or in part, by the negligent acts or omissions of SUBCONTRACTOR in connection with this Agreement.

30.2 Insurance

     SUBCONTRACTOR shall provide and maintain at its own expense during the term of this Agreement the following programs of insurance covering its operations hereunder. Such insurance shall be provided by insurer(s) satisfactory to CUSTOMER'S Risk Manager, and evidence of such programs satisfactory to ACS and CUSTOMER shall be delivered to CUSTOMER'S Contract Administrator with a copy to ACS'S Project Director, on or before the effective date of this Agreement. Such evidence shall specifically identify this Agreement and shall contain express conditions that CUSTOMER and ACS are to be given written notice at least thirty (30) days in advance of any material change or termination of any program of insurance.

     Such insurance shall be primary to and not contributing with any other insurance maintained by CUSTOMER or ACS, and shall name the CUSTOMER and ACS as an additional insured on the Commercial General Liability Policy, Business Automobile liability, excess umbrella liability. SUBCONTRACTOR shall include Customer & ACS as loss payee on the property and commercial crime insurance policies.


     All such insurance shall be issued by a company that is licensed to do business in the State where the work is being performed and has a rating equal to or exceeding A-from A.M. Best. Contractor shall have the right to include additional requirements or modify the current requirements at anytime during the subcontract agreement as it becomes necessary. The following coverage's are the minimum amounts required but not limited to:

     A. Commercial General Liability Insurance: including Premises & Operations, Products/Completed Operations, Contractual, Broad Form Property Damage, and Personal Injury with a combined single limit of not less than One Million Dollars $1,000,000 per occurrence and Two Million Dollars ($2,000,000) general aggregate. The general aggregate should apply

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SiriCOMM Network Access Services Agreement                        SiriCOMM, Inc.


          per location and/or per project. This coverage will also include a waiver of subrogation clause in favor of ACS.

          If the above insurance is written on a Claims Made Form, such insurance shall be endorsed to provide an extended reporting period of not less than two years following the expiration or termination of this Agreement.

     B. Business Automobile Liability Insurance: endorsed for all owned, non-owned, borrowed, leased, and hired vehicles with a combined single limit of at least One Million Dollars ($1,000,000) each accident. If SUBCONTRACTOR'S employees use personal vehicles in the performance of work under this subcontract, the State Financial Responsibility Law must be complied with by the employee, and an "Employees as Insured" endorsement shall be required to SUBCONTRACTOR'S Business Auto Policy. This coverage will also include a waiver of subrogation clause in favor of CONTRACTOR.

     C. Worker's Compensation: SUBCONTRACTOR shall maintain a program of workers' compensation insurance in an amount and form to meet all applicable requirements of the State where the work is being performed, including employer's liability with a five hundred thousand dollar ($500,000) limit, covering all persons performing work on behalf of SUBCONTRACTOR and all risks to such persons under this Agreement. Self-insurance is satisfactory as long as all the State or CUSTOMER filings have been done and approval has been obtained.

     D. Property Insurance: against all risks of physical loss or damage to property in SUBCONTRACTOR'S care, custody, or control and covering not less than the full replacement cost of any property at risk due to this Agreement.

     E. Professional Liability: that wi11 cover all acts, errors, or omissions by the Subcontractor in the amount of One Million Dollars ($1,000,000) per claim with an annual aggregate of at least $2,000,000 inclusive of legal defense costs.


30.3 Failure to Procure Insurance

     Failure on the part of SUBCONTRACTOR to procure or maintain the required insurance shall constitute a material breach and default of this Agreement upon which ACS may terminate or suspend this Agreement. If coverage is canceled, terminates, or lapses and is not replaced with similar coverage, ACS has the right to go out and purchase insurance. SUBCONTRACTOR will be responsible for all costs and deductibles associated with the purchased insurance.

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30.4 Claims Procedure

     The SUBCONTRACTOR agrees to notify ACS immediately of any claim that may involve ACS. Notification should be sent to the ACS'S Project Director as soon as possible. SUBCONTRACTOR agrees to pay all legal fees associated with any claim involving ACS that results from SUBCONTRACTOR's activities. Any deductible or retention maintained by SUBCONTRACTOR will be the sole responsibility of SUBCONTRACTOR.

31. PROPRIETARY CONSIDERATIONS AND DATA SECURITY

31.1 Proprietary Rights

     All materials, data and other information of any kind obtained from ACS and CUSTOMER personnel and all materials, data, reports, programs, and other information of any kind developed by SUBCONTRACTOR for the performance of this Agreement are confidential and are the property of CUSTOMER and ACS. SUBCONTRACTOR shall take all necessary measures to protect the security and confidentiality of all such materials, data, reports, programs and information. The provisions of this Paragraph shall survive the expiration or other termination of this Agreement.

32.2 Data Security

     SUBCONTRACTOR shall protect the security of and keep confidential all materials, data, reports, programs and information received or produced under this Agreement.

33.3 Disclosure of Information

     Except as approved in advance by the ACS'S media relations department, SUBCONTRACTOR agrees it shall not issue any press releases, public announcements, public disclosures, advertisements, opinions, or articles, or otherwise disclose any details in connection with this Agreement to any third party, unless otherwise required by law.

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BOTH PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND
AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHO'S SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.


IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH ABOVE:

SiriCOMM, Inc.                             ACS State and Local Solutions, Inc.


By /s/ David N. Mendez                     By   /s/ Cassie Prinke
----------------------------               -----------------------------------
David N. Mendez                            Cassie Prinke
Executive Vice President                   Vice President

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